                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

        [_] Preliminary Proxy Statement [_] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(E)(2))

                         [X] Definitive Proxy Statement

                       [_] Definitive Additional Materials

 [_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ANTARES PHARMA, INC.
                        (formerly Medi-Ject Corporation)
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


               Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required

                [_] Fee computed on table below per Exchange Act
                          Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

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        (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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              (4) Proposed maximum aggregate value of transaction:

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                               (5) Total fee paid:

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               [_] Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           (1) Amount Previously Paid:

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                (2) Form, Schedule or Registration Statement No.:

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                                (3) Filing Party:

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                                (4) Date Filed:

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                                     Notes:

Agent for Service: Lawrence M. Christian
                   Antares Pharma, Inc.
                   707 Eagleview Boulevard, Suite 414
                   Exton, PA  19341
                   Telephone:  610-458-6200
                   Fax:  610-458-0756

                              ANTARES PHARMA, INC.
                       707 Eagleview Boulevard, Suite 414
                            Exton, Pennsylvania 19341
                               ph. (610) 458-6200

                                                                   July 26, 2002

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of Antares Pharma, Inc. to be held at 10:00 a.m., local time, on August 23, 2002, at our corporate office at 707 Eagleview Boulevard, Suite 414, Exton, Pennsylvania 19341.

The Notice of Special Meeting and the Proxy Statement which follow describe the matter on which action will be taken. We will ask you to approve the issuance of additional shares of our common stock pursuant to the conversion of convertible debentures we recently sold in a private placement. The sale of the convertible debentures is more fully described in the proxy statement. Our Board of Directors unanimously recommends that you vote in favor of the proposal.

Only shareholders of record at the close of business on July 17, 2002 are entitled to notice of and to vote at the special meeting and any adjournment thereof.

We hope you will join us at the special meeting, but we know that every shareholder may not be able to do so. Whether or not you plan to attend, please complete and return your signed proxy card as soon as possible.

                                        Sincerely,

                                        /s/ Roger G. Harrison, Ph.D.

                                        Roger G. Harrison, Ph.D.
                                        Chief Executive Officer

                              ANTARES PHARMA, INC.
                       707 Eagleview Boulevard, Suite 414
                            Exton, Pennsylvania 19341
                               ph. (610) 458-6200


NOTICE IS HEREBY GIVEN of a Special Meeting of Shareholders of Antares Pharma, Inc., a Minnesota corporation.


Date & Time:               August 23, 2002 at 10:00 a.m. local time

Place:                     Antares Pharma, Inc.
                           707 Eagleview Boulevard
                           Suite 414
                           Exton, PA 19341
                           ph. (610) 458-6200

Item of Business:          To approve the issuance of shares of our common stock
                           pursuant to the terms of 10% Secured Convertible
                           Debentures we recently sold in a private placement transaction.

Record Date:               All shareholders of record as of the close of
                           business on July 17, 2002, will be entitled to vote at the special meeting.

Your attention is directed to the enclosed proxy statement. Whether or not you intend to be present at the special meeting, please complete, sign and return the proxy card in the enclosed envelope.


                                        By order of the Board of Directors,

                                        /s/ Lawrence M. Christian

                                        Lawrence M. Christian
                                        Secretary


Dated: July 26, 2002

                               PROXY STATEMENT OF
                              ANTARES PHARMA, INC.
                       707 Eagleview Boulevard, Suite 414
                            Exton, Pennsylvania 19341
                               ph. (610) 458-6200

                              --------------------

                   Special Meeting of Shareholders to be held
                                 August 23, 2002


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Antares Pharma, Inc. to be used at a special meeting of shareholders to be held on August 23, 2002. This proxy statement is first being sent to shareholders on or about July 26, 2002. Each shareholder who signs and returns a proxy card in the form enclosed with this proxy statement may revoke the same at any time prior to use by giving notice of such revocation to us in writing or at the special meeting. Unless so revoked, the shares represented by such proxy will be voted at the special meeting and at any adjournment thereof in the manner specified. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke the proxy. If no direction is made, the proxy will be voted for the proposal to approve the issuance of common stock. Only shareholders of record at the close of business on July 17, 2002, will be entitled to vote at the special meeting or any adjournment thereof.

         The only item of business presented at the special meeting must be approved by the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on the item of business would not constitute a quorum for the transaction of business at the special meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the special meeting will be tabulated by the election inspector appointed for the special meeting, and such inspector will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on the proposal presented to shareholders for a vote but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         As of the close of business on the record date, July 17, 2002, 9,790,325 shares of our common stock were outstanding. Each share of common stock is entitled to one vote. Cumulative voting is not permitted.

         The special meeting is being called because we are in urgent need of additional financing in order to continue our operations. We have only been able to meet our payroll obligations over the last 4 months because Jacques Gonella, a majority shareholder, the Chairman of the Board and a director of our company, personally loaned necessary funds to us. We recently determined that, given the current market conditions, we were not able to achieve our goals without a substantial additional private investment. As a result, and as set forth below in greater detail, we recently sold an aggregate of $2,000,000 principal amount of our 10% Convertible Debentures that are convertible into our common stock. The debentures are convertible at a price which is the lower of $2.50 or 75% of the average of the lowest three intraday trading prices for our common stock, as reported on the Nasdaq SmallCap Market, for the twenty days prior to the conversion date. Because the conversion price for the debentures is variable, the common stock to be issued upon conversion of the debentures may exceed 20% of our current total number of common shares outstanding. Rule 4350 of the National Association of Securities Dealers, Inc., of which we are a member, requires that we obtain shareholder approval for any issuance of the common stock which would exceed 20% of the current number of outstanding shares of such stock.

                                  PROPOSAL ONE

         APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF 10% CONVERTIBLE DEBENTURES TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER NASD RULE 4350.

Summary of Sale of Convertible Debentures

         On July 12, 2002, we entered into a Securities Purchase Agreement for the sale and issuance of $2,000,000 principal amount of our 10% Convertible Debentures. Under the agreement, we will receive $700,000 upon the closing of the agreement, an additional $700,000 upon the filing of a registration statement on Form S-3 with the Securities and Exchange Commission to register the common stock to be issued upon conversion of the debentures, and $600,000 on the date the registration statement becomes effective. The net proceeds from the sale of the debentures, after payment of expenses and commissions, is expected to total approximately $1,750,000. We intend to use such proceeds for general corporate purposes and working capital.

         The debentures earn interest at a rate of 10% per annum. They are convertible immediately into common stock at a price which is the lesser of $2.50 or 75% of the average of the lowest three intraday trading prices of our common stock, as reported on the Nasdaq SmallCap Market, for the 20 day trading period ending on the day prior to the date of conversion.

Why We Need Shareholder Approval

         Because our common stock is listed on the Nasdaq SmallCap Market, we are subject to the NASD Nasdaq Marketplace Rules. Rule 4350(i)(1)(D) requires shareholder approval for any issuance of our common stock at a price below the market price where the amount of stock being issued exceeds 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. Assuming a conversion price of $2.50, the debentures will be converted into 800,000 shares of our common stock, or 8.2% of the total shares outstanding on the record date. If we obtain shareholder approval, there is no limit on the number of shares that could be issued upon conversion of the debentures, and such issuance of shares of common stock will no longer be subject to shareholder approval under Rule 4350. If we do not obtain shareholder approval and, therefore, are not obligated to issue shares representing 20% or more of the number of shares outstanding due to restrictions relating to Rule 4350 that we are otherwise contractually required to issue, we may be required to redeem all or a portion of the debentures.

Conversion

         The holders of the debentures are entitled to convert their debentures into shares of common stock at any time. Regardless of whether the holders elect to convert, the number of shares of common stock issuable upon conversion of the debentures is determined by dividing the total amount of debentures by the applicable conversion price.

         The applicable conversion price may vary depending on the date of conversion and is also subject to adjustment under certain conditions. The conversion price is the lower of $2.50, or 75% of the average of the lowest three intraday trading prices of our common stock for the 20 trading days prior to the date of conversion. For the 20-day trading period ended July 22, 2002, the average of the 3 lowest intraday trading prices was $3.62.

         To the extent the debentures are converted into shares of common stock, a significant number of additional shares of common stock may be sold into the market, which could decrease the price of our common stock. In that case, we could be required to issue an increasingly greater number of common shares upon future conversions of the debentures, sales of which could further depress the price of our common stock. If the sale of a large number of shares of common stock issued upon conversion of the debentures results in a decline in the price of our common stock, such event could encourage short sales by the holders of such shares or others. Short sales could place further downward pressure on the price of our common stock.

Effect of Merger

         In the event we sell, convey or dispose of all or substantially all of our assets or effect a merger transaction in which we are not the survivor, the holders of the debentures may declare such a transaction an event of default or choose to receive stock, securities or assets such holder would have been entitled to if the holders had fully converted the debentures immediately prior to the transaction.

Anti-Dilution Provisions

         During the time the debentures are outstanding, if we issue or sell any shares of our common stock for a per share consideration that is less than the fixed conversion price (initially

$2.50), such issuance will act to immediately reduce the fixed conversion price to the amount of per share consideration received by us.

Events of Default

         The following constitute events of default under the debentures:

                  o        our failure to pay principal or interest when due;
                  o our failure to issue shares of common stock upon receipt of a notice of conversion by the holders of the debentures;
                  o our failure to file a registration statement registering the shares of common stock issuable upon conversion of the debentures within 45 days following the issuance of the debentures, or our failure to obtain effectiveness of such registration statement within 135 days following the issuance of the debentures;
                  o our breach of selected material covenants or material terms of the debentures or the purchase agreement related to the debentures;
                  o        our breach of any representations or warranties made
                           pursuant to the issuance of the debentures;
                  o        we make an assignment for the benefit of creditors or
                           apply for or consent to the appointment of a receiver or trustee for a substantial part of our property or business;
                  o any money judgment is entered against us for more than $50,000 and remains unvacated, unbonded or unstayed for a period of 20 days;
                  o bankruptcy, insolvency, reorganization or liquidation proceedings are instituted by or against us; or
                  o        our common stock is delisted.

Upon the occurrence of any of the above events of default, at the option of a majority of the aggregate principal amount of the outstanding debentures (except in the event of bankruptcy or receivership, in which case the debentures automatically become due and payable), the debentures become immediately due and payable. In such event, we must pay an amount equal to the greater of (i) 130% of the sum of the outstanding principal plus accrued and unpaid interest or (ii) the number of shares of common stock issuable upon conversion of the above sum multiplied times the highest closing price of our common stock during the period beginning on the first occurrence of the event of default and ending one day prior to the prepayment date.

Maturity

         The debentures mature on July 11, 2003.

Security

         Our obligations under the debentures are secured by a Security Agreement, under which the holders of the debentures will have a first priority security interest in our property, including, but not limited to, our inventory, goods, receivables and contract rights. The security interest terminates when we have made all required payments under the debentures and/or all of the debentures have been converted into our common stock.

Voting Rights

         Other than as required by law, the holders of the debentures have no voting rights until they convert, whereupon they will have the same rights as all other holders of our common stock.

Redemption

         During the 30-day period immediately following the initial closing of the purchase agreement, we have the unlimited right to redeem all of the debentures for cash, in an amount equal to the product of 130% and the sum of the outstanding principal amount of the debentures, together with accrued interest. Following such 30-day period, if the price of our common stock, as reported on the Nasdaq SmallCap Market or other applicable exchange, is less than $5.00 per share, we have right to redeem all of the debentures for cash, in an amount equal to the accrued interest plus 180% of the then outstanding principal amount of the debentures.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE CONVERTIBLE DEBENTURES.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

      The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock as of July 22, 2002, with respect to (i) all persons known to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each of the directors, (iii) each named executive officer, and (iv) all directors and executive officers as a group.

                                                                                 Beneficial          Options &
                                                                                  Ownership          Warrants
                                                               Shares           as Percentage       Exercisable
                                                           Beneficially        of Outstanding        within 60
        Name and Address of Beneficial Owner(1)               Owned(2)             Shares           60 days (3)
Directors and Executive Officers:
--------------------------------
Dr. Jacques Gonella (4).......................................  3,344,886           34.1%             15,000
Franklin Pass, M. D.  ........................................    161,542            1.6%            141,417
Dr. Roger Harrison ...........................................     91,000            1.0%                 --
James Clark ..................................................     17,000            *                15,000
Prof. Ubaldo Conte ...........................................     15,000            *                15,000
Dr. Philippe Dro .............................................     15,000            *                15,000
Kenneth Evenstad .............................................     22,999            *                25,943
John Gogol  ..................................................     15,000            *                15,000
Jacques Rejeange .............................................     15,000            *                15,000
Dr. Thomas Rinderknecht ......................................     23,000            *                15,000
Lawrence Christian............................................     52,100            1.0%             37,600
Dr. Dario Carrara   ..........................................     19,800            *                19,800
Dr. Peter Sadowski............................................     64,907            1.0%             64,907
Directors and executive officers as a group (13 persons) (4)..  6,772,234           66.5%            389,667

5% or Greater Holders:
---------------------
Permatec Holding AG  (4)......................................  2,900,000           29.6%                 --
   Hauptstrasse 16
   4132 Muttenz, Switzerland
NMT Management AG ............................................    692,245            7.0%            127,986
   Elisabethenstrasse 23
   4051 Basel, Switzerland
Lombard Odier & Cie...........................................    639,931            6.5%            127,986
   Rue de La Corraterie
   1204 Geneva, Switzerland
Becton Dickinson and Company..................................    609,292            5.9%            456,969
   One Becton Drive
   Franklin Lakes, NJ  07417

----------
* Less than 1%.

(1) Except as indicated, the address of each person named in the table is c/o 707 Eagleview Boulevard, Suite 414, Exton, PA 19341.
(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable or convertible securities that could convert within 60 days of July 15, 2002, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.
(3) Indicates the number of shares of our common stock that are included in the "Shares Beneficially Owned" column due to the fact that such shares may be acquired upon the exercise of options or warrants that are currently exercisable or are exercisable within 60 days.
(4)      Dr. Jacques Gonella owns controlling interest in Permatec Holding AG.

                                  OTHER MATTERS

Solicitation

         We will bear the cost of preparing, assembling and mailing the proxy card and proxy statement to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers may solicit proxies personally by telephone or special letter, but such persons will not receive extra compensation from us for doing so.

Shareholder Proposals

         The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by company action in accordance with proxy rules. Shareholder proposals for the 2003 Annual Meeting must be prepared in accordance with the proxy rules and received by us on or before December 16, 2002, in order to be eligible for inclusion in our proxy materials.

Other Matters

         Our Board of Directors does not intend to present at the special meeting any matter not referred to above and does not presently know of any matters that may be presented to the special meeting by others. However, if other matters come before the special meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

Incorporation by Reference

         This proxy statement incorporates by reference our Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on April 15, 2002, which includes an audited consolidated balance sheet as of that date and related consolidated statements of operations, shareholders' equity (deficit) and comprehensive loss and consolidated statements of cash flows, as well as other financial information relating to our operations.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY BY AUGUST 22, 2002 USING THE ENCLOSED ENVELOPE OR VIA FACSIMILE AT (610) 458-0756








                           \|/ Please detach here \|/
--------------------------------------------------------------------------------

1. To consider and vote upon a proposal to
   issue an undetermined number of shares
   of our common stock upon the conversion
   of convertible debentures to the extent
   such issuance would require shareholder
   approval under NASD Rule 4350             [_] For [_] Against [_] Abstain

   The Board of Directors recommends that you vote "for" the above proposal.

2. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ABOVE AND THE PROXIES WILL BE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box [_]
indicate change below:

                                        Dated: _________________________, 2002
                                        ______________________________________

                                        ______________________________________
                                        Signature(s) in Box

                                        PLEASE SIGN exactly as name appears on
                                        this proxy. When shares are held by
                                        joint tenants, both should sign. If
                                        signing as attorney, executor,
                                        administrator, trustee, or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by president or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by an
                                        authorized person.

                              ANTARES PHARMA, INC.



                        SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST 23, 2002
                                 10:00 A.M. ET
                              ANTARES PHARMA, INC.
                       707 EAGLEVIEW BOULEVARD, SUITE 414
                                EXTON, PA 19341

--------------------------------------------------------------------------------

Antares Pharma, Inc.

707 Eagleview Boulevard, Suite 414, Exton, PA 19341                       proxy
-------------------------------------------------------------------------------

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, having duly received the Notice of Special Meeting of Shareholders and Proxy Statement dated July 26, 2002, hereby appoints Dr. Roger
G. Harrison and Lawrence M. Christian as proxy (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of common stock of Antares Pharma, Inc. held of record by the undersigned on the record date at the Special Meeting of Shareholders to be held on August 23, 2002 at 707 Eagleview Boulevard, Suite 414, Exton, PA 19341 at 10:00 a.m. local time and any adjournment or postponement thereof.

                      See reverse for voting instructions.